UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2024

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Iowa	001-31911	42-1447959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6000 Westown Parkway
West Des Moines, IA 50266
(Address of principal executive offices and zip code)

(515) 221-0002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1	AEL	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A	AELPRA	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B	AELPRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, American Equity Investment Life Holding Company (the “Company”) entered into the Agreement and Plan of Merger, dated as of July 4, 2023 (the “Merger Agreement”), by and among the Company, Brookfield Reinsurance Ltd. (“Parent”), Arches Merger Sub, Inc. and, solely for the purposes set forth in the Merger Agreement, Brookfield Asset Management Ltd. On April 4, 2024, the Company delivered to Parent written notice of the extension of the Outside Date (as defined in the Merger Agreement) to July 5, 2024 in accordance with Section 9.01(b)(i) of the Merger Agreement.

On April 5, 2024, the Board of Directors of the Company declared a cash dividend of $0.38 per share to Company common stockholders as of the close of NYSE trading on April 15, 2024, payable April 29, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Date: April 5, 2024	By:	/s/ Axel Andre
Axel Andre
Executive Vice President and Chief Financial Officer